UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2014

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	30-0520478
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 22, 2014, Sucampo Pharmaceuticals, Inc. (the “Company”) received a complete response letter (“CRL”) from the U.S. Food and Drug Administration (“FDA”) to its prior approval supplement (“PAS”) in response to FDA’s review of the revised Drug Master File (“DMF”) of R-Tech Ueno, Ltd. (“R-Tech”).  R-Tech Ueno, Ltd. (“R-Tech”) had revised its DMF when it relocated its manufacturing facility for RESCULA® (unoprostone isopropyl ophthalmic solution) 0.15% (“RESCULA”) by contracting with Nitto Medic Co., Ltd. (“Nitto Medic”) in Toyama, Japan as a new production site for RESCULA. The FDA issued a DMF deficiency letter to R-Tech because the drug master file holder had not satisfactorily addressed certain previously noted deficiencies.  R-Tech and the Company are working with Nitto Medic to address the CRL resulting from the deficiencies in the DMF. The Company plans to resubmit its PAS in the second half of 2014. The Company has adequate supply of RESCULA to be able to supply the US market into the first quarter of 2015.

The information in this Item 8.01 to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date: May 29, 2014	By:	/s/ THOMAS J. KNAPP
Name: Thomas J. Knapp Title: Executive Vice President, Chief Legal Officer & Corporate Secretary